Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 333-198460 on Form S-4 of our report dated August 13, 2014, relating to the financial statements of Bushnell Group Holdings, Inc. and subsidiaries, appearing in the Current Report on Form 8-K of Alliant Techsystems Inc. dated August 13, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, MN
December 9, 2014